EXHIBIT 99.1

FOR IMMEDIATE RELEASE	AUGUST 16, 2005

Media Contact:	Investor Contact:
Kevin Brett	Diana Matley
408-433-7150	408-433-4365
kbrett@lsil.com	diana@lsil.com
CC05-82
LSI LOGIC ANNOUNCES NEW LEADERSHIP TEAM TO INTENSIFY
FOCUS ON KEY MARKETS
MILPITAS, CA — LSI Logic Corporation (NYSE: LSI) today announced a broad-based reorganization to better position the company to pursue increased growth in its primary markets: custom integrated circuits, consumer products, and storage platforms and products.
Four major business groups — Custom Solutions Group (CSG), Consumer Products Group (CPG), Storage Components Group (SCG) and Engenio — were established as a result of the companywide reorganization and three corporate officers were appointed. The major business groups will report directly to the executive office.
“We have intensified our focus on our targeted business sectors and we are fully leveraging our intellectual property and engineering resources for the benefit of our global customer base,” said Abhi Talwalkar, LSI Logic president and chief executive officer. “These structural changes and the revamped leadership team are intended to reinvigorate the company’s talented workforce and to strengthen LSI Logic’s competitive presence in its chosen markets.”
LSI Logic has formed the Custom Solutions Group (CSG), which will be responsible for the company’s Standard Cell, RapidChip® Platform ASIC and Design Services offerings. Jeff Richardson, 40, will serve as the general manager and executive vice president of the Custom Solutions Group. The focus of the Custom Solutions Group is to expand LSI Logic’s market presence in the estimated $20 billion global ASIC market.
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LSI Logic Announces New Leadership Team August 16, 2005	Page 2 of 4
The Consumer Products Group (CPG) is focused on providing standard product and custom solutions for consumer end markets based on core competencies in digital media processing. The group is directed by Umesh Padval, general manager and executive vice president. Padval, 47, directed LSI Logic into a leadership position in high growth consumer applications including: DVD recorder, portable digital audio players and digital set top boxes.
The Storage Components Group (SCG) is focused on storage standard products, including Ultra320 SCSI controllers, Serial Attached SCSI (SAS) and SATA solutions. The group is directed by Bill Wuertz, general manager and senior vice president. Wuertz, 47, directed LSI Logic to a leadership position in both the SCSI and SAS markets.
The corporate realignment incorporates LSI Logic’s RAID Storage Adapters (RSA) division into Engenio Information Technologies Inc., LSI Logic’s storage systems subsidiary. Engenio will be directed by Phil Bullinger, Engenio general manager and senior vice president. Bullinger, 41, was vice president and general manager of RSA, taking this position when LSI Logic acquired the RAID business of American Megatrends Inc. (AMI) in 2001.
“The new Engenio will focus on delivering unique and exceptional value to our customers and end users of our technology,” said Talwalkar. “The combination of RSA and Engenio will more efficiently deliver a broad and common portfolio of software, storage products and platforms to meet OEM customer needs and to deliver greater shareholder value. Market conditions at this time do not support a favorable IPO for our Engenio subsidiary.”
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LSI Logic Announces New Leadership Team August 16, 2005	Page 3 of 4
The LSI Logic and Engenio sales forces have been joined to strengthen the company’s worldwide sales efforts, increase execution and better position LSI Logic’s total value proposition to its customers. LSI Logic Worldwide Sales is jointly directed by Frank Tornaghi of LSI Logic and Flavio Santoni of Engenio.
Tornaghi, 50, serves as LSI Logic’s executive vice president of Worldwide Sales. Tornaghi is a 21-year LSI Logic sales professional. He will focus his energies on the components side of the company’s overall business.
Santoni, 47, was appointed as LSI Logic senior vice president. He will focus on the global storage systems business, driving sales, marketing and customer support functions.
LSI Logic has created a Corporate Planning and Marketing organization to increase its marketing and planning focus. This group will be led by Phil Brace, senior vice president of Corporate Planning and Marketing. This new organization consolidates LSI Logic Marketing Communications, Corporate Public Relations, Investor Relations and Strategic Planning into one organization.
Brace, 34, was general manager of Server Platforms Group Marketing for Intel Corporation. He brings more than 12 years of marketing, sales and applications engineering experience across both silicon and systems products. Brace holds a master’s degree in Electrical Engineering from California State University, Sacramento and a bachelor’s degree in Computer Engineering from the University of Waterloo, Canada.
LSI Logic will hold an analyst conference September 14 in New York to further discuss the company’s business strategies. Information regarding this meeting can be obtained by contacting Diana Matley, LSI Logic vice president of Investor Relations, (408) 433-4365, diana@lsil.com.
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LSI Logic Announces New Leadership Team August 16, 2005	Page 4 of 4
Safe Harbor for Forward-Looking Statements: This news release contains forward-looking statements, which include the following: The company’s implementation of corporate reorganization to better position the company to pursue increased growth in the company’s primary markets, the expectation of strengthening the company’s competitive position and reinvigorating the company’s workforce, the expansion of the company’s presence in the global ASIC market, the enhancement of shareholder value, the efficiencies generated from the realignment of the RSA business into Engenio and the value of the realignment to the company’s customers, and the increase in marketing and planning effectiveness. These forward-looking statements involve risks and uncertainties that the company may not execute its reorganization effectively or that its expectation that it will benefit from greater efficiencies is not realized, which could cause the company’s results to differ materially from management’s current expectations. Risks and uncertainties also include, but are not limited to, risks associated with the company’s ability to strengthen its competitive position or enhance shareholder value through the reorganization, the ability to realize any efficiencies from realigning the RSA business into Engenio, the ability to leverage technology marketplace advantages, customer acceptance of new products or the ability to implement the company’s overall strategic objectives. Forward-looking statements are based on the beliefs and assumptions of the company’s management and on currently available information. LSI Logic undertakes no responsibility to publicly update or revise any forward-looking statement. For additional information, readers are referred to the documents filed by LSI Logic with the SEC, and specifically the risk factors set forth most recent reports on Forms 10-K and 10-Q.
LSI Logic Corporation (NYSE: LSI) focuses on the design and production of high-performance semiconductors for Consumer, Communications and Storage applications that access, interconnect and store data, voice and video. LSI Logic engineers incorporate reusable, industry-standard intellectual property building blocks that serve as the heart of leading-edge systems. LSI Logic serves its global OEM, channel and distribution customers with standard-cell ASICs, Platform ASICs, standard products, host bus adapters, RAID controllers and software. In addition, the company supplies storage network solutions for the enterprise. LSI Logic is headquartered at 1621 Barber Lane, Milpitas, CA 95035. http://www.lsilogic.com.
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Editor’s Notes:
1.	All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsilogic.com.
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